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                                                                     EXHIBIT 3.3










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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             BILLING CONCEPTS CORP.

                            (A DELAWARE CORPORATION)


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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             BILLING CONCEPTS CORP.
                            (A DELAWARE CORPORATION)

                         -----------------------------


                                    ARTICLE I.

                                     OFFICES

         1.1 The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         1.2 The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II.

                              STOCKHOLDER MEETINGS

         2.1 The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

         2.2 All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meetings or in a duly executed waiver of notice thereof.

         2.3 Annual meetings may be called by the directors or by any officer instructed by the directors to call the meeting. Special meetings may be called only as provided by Section 10.1 of Article X of these Bylaws.

         2.4 Written notice of all meetings shall be given, stating the place, date and hour of the meeting and stating the place within the city or other municipality or community at which the

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list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business that may properly come before the meeting and shall, if any other action which could be taken at a special meeting is to be taken at such annual meeting, state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information or documents prescribed by the Delaware General Corporation Law. Except as otherwise provided by the Delaware General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address that he may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver signed by him or her before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         2.5 Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         2.6 The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

         2.7 Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairperson of the Board, if any,

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the Vice-Chairperson of the Board, if any, the Chief Executive Officer, the
President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairperson of the meeting shall appoint a secretary of the meeting.

         2.8 Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it means that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         2.9 The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him, her or them and execute a certificate of any fact so found.

         2.10 The holders of a Majority of the outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

         2.11 When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

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                                  ARTICLE III.

                                    DIRECTORS

         3.1 The business of the Corporation shall be managed by its board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. The use of the phrase "whole board of directors" herein refers to the total number of directors that the Corporation would have if there were no vacancies.

         3.2 A director need not be stockholder, a citizen of the United States or a resident of the State of Delaware. Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by the board of directors, but shall not be less than three.

               The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the board of directors of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each class to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in Section 3.16 of this Article III of these Bylaws.

         3.3 Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Subject to the rights of any class or series of

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stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         3.4 The board of directors shall choose from among the directors a Chairperson of the Board and a Vice-Chairperson of the Board. Unless otherwise provided in the resolution choosing him or her, the Chairperson of the Board and the Vice-Chairperson of the Board shall be chosen for a term that shall continue until the meeting of the board of directors following the next annual meeting of stockholders and until his or her successor shall have been chosen and qualified.

                          THE CHAIRPERSON OF THE BOARD

         3.5 The Chairperson of the Board shall preside at all meetings of stockholders and directors.

                        THE VICE-CHAIRPERSON OF THE BOARD

         3.6 The Vice-Chairperson of the Board shall preside at meetings of stockholders and directors if the Chairperson of the Board is absent or unable to serve as chairperson at any such meeting.

                              MEETINGS OF DIRECTORS

         3.7 Meetings shall be held at such time as the board of directors shall fix, except that the first meeting of a newly elected board of directors shall be held as soon after its election as the directors may conveniently assemble.

         3.8 Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the board of directors.

         3.9 No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of the Secretary on the written request of any two directors.

         3.10 Notice of special meetings stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegraph upon not less than twenty-four (24) hours' notice before the date of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

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               No notice shall be required for regular meetings for which the time and place have been fixed. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any notice or written waiver of notice.

         3.11 A majority of the whole board of directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one third of the whole board of directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as otherwise specifically provided herein or in the Certificate of Incorporation, and except as otherwise provided by the Delaware General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Delaware General Corporation Law or these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the board of directors or action of disinterested directors.

               Any member or members of the board of directors, or of any committee designated by the board of directors, may participate in a meeting of the board of directors, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         3.12 The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the board of directors, shall preside.

                                   COMMITTEES

         3.13 Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         3.14 The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such

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committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the Delaware General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

                                  COMPENSATION

         3.15 The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   NOMINATION

         3.16 Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the board of directors or a proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors. However, any stockholder entitled to vote in the election of directors at a meeting may nominate a director only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days in advance of the date established by the Bylaws for the holding of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at each meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairperson of the meeting may refuse to

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acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                              STOCKHOLDER PROPOSAL

         3.17 Any stockholder entitled to vote in the election of directors and who/which meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended, may submit to the directors proposals to be considered for submission to the stockholders of the Corporation for their vote. The introduction of any stockholder proposal that the directors decide should be voted on by the stockholders of the Corporation shall be made by notice in writing delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Corporation, and received by the Secretary not less than
(i) with respect to any proposal to be introduced at an annual meeting of stockholders, one hundred and twenty days in advance of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting, and (ii) with respect to any proposal to be introduced at a special meeting of stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the proposal and the text of the proposal to be introduced; (b) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal or proposals, specified in the notice. The Chairperson of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedure.

                                   ARTICLE IV.

                                     NOTICES

         4.1 Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         4.2 Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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                                   ARTICLE V.

                                    OFFICERS

         5.1 The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer, and, if deemed necessary, expedient or desirable by the board of directors, an Executive Vice President, one or more other Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the board of directors choosing them shall designate. Any number of offices may be held by the same person, as the directors may determine.

         5.2 Unless otherwise provided in the resolution choosing him or her, each officer shall be chosen for a term that shall continue until the meeting of the board of directors following the next annual meeting of stockholders and until his or her successor shall have been chosen and qualified.

         5.3 All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the board of directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the Corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors and committees of directors, and shall exercise such additional authority and perform such additional duties as the board of directors shall assign to him or her. Any officer may be removed, with or without cause, by the board of directors. Any vacancy in any office may be filled by the board of directors.

                             CHIEF EXECUTIVE OFFICER

         5.4 The Chief Executive Officer shall be the head of the Corporation and shall have general and active supervision of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect and shall be responsible to the board of directors for the execution of such duties and powers. The Chief Executive Officer shall, in the absence or inability to act of the Chairperson of the Board and Vice-Chairperson of the Board, assume and carry out all responsibilities set forth with respect to such Chairperson of the Board and Vice-Chairperson of the Board.

                                  THE PRESIDENT

         5.5 The President shall be the chief operating officer of the Corporation. The President shall, in the absence or inability to act of the Chief Executive Officer, assume and carry out all responsibilities set forth with respect to such Chief Executive Officer.

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         5.6   The Chief Executive Officer or the President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

                               THE VICE PRESIDENTS

         5.7 Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents shall have duties and powers as the board of directors may designate.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         5.8 The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such assistant. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

         5.9 The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                      THE TREASURER AND ASSISTANT TREASURER

         5.10 The Treasurer shall have the custody of the corporate funds and securities and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

         5.11 The Treasurer shall have the authority to invest the normal funds of the Corporation in the purchase and acquisition of investments and to sell and otherwise dispose of these investments upon such terms as the Treasurer may deem desirable and advantageous, and shall, upon request, render to the President and the directors an accounting of all such normal investment transactions.

         5.12 The Treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the

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President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         5.13 If required by the board of directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         5.14 The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         5.15 The controller shall keep the Corporation's accounting records and shall prepare accounting reports of the operating results as required by the board of directors and governmental authorities. The controller shall establish systems of internal control and accounting procedures for the protection of the Corporation's assets and funds.

                                   ARTICLE VI.

                              CERTIFICATES OF STOCK

         6.1 Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chief Executive Officer, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or by the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares owned by him in the Corporation. All certificates shall also be signed by a transfer agent and by a registrar.

         6.2 All signatures that appear on the certificate may be facsimile including, without limitation, signatures of officers of the Corporation or the signatures of the stock transfer agent or registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         6.3 If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent

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such class or series of stock; provided, however, that except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge, to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                                LOST CERTIFICATES

         6.4 The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK

         6.5 Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be cancelled before the new certificate is issued.

                               FIXING RECORD DATE

         6.6 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and shall not be less than ten days, nor more than sixty days prior to the date of the meeting or any other action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting,

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

the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

                             REGISTERED STOCKHOLDERS

         6.7 The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                            MEANING OF CERTAIN TERMS

         6.8 As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the Delaware General Corporation Law confers such rights, notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, except as any provision of law may otherwise require.

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

                                  ARTICLE VII.

                               GENERAL PROVISIONS

                                    DIVIDENDS

         7.1 Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         7.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         7.3 The board of directors shall present at each annual meeting and at any special meeting of the stockholders when called for by vote of the stockholders a full and clear statement of the business and condition of the Corporation.

                                     CHECKS

         7.4 All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                 CORPORATE SEAL

         7.5 The corporate seal shall be in such form as the board of directors shall prescribe.

                                   FISCAL YEAR

         7.6   The fiscal year of the Corporation shall end on September 30.

                                  ARTICLE VIII.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         8.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         8.2 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         8.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 of this Article VIII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. For purposes of determining the reasonableness of any such expenses, a certification to such effect by any member of the Bar of the State of Delaware, which member of the Bar may have acted as counsel to any such director, officer or employee, shall be binding upon the Corporation unless the Corporation establishes that the certification was made in bad faith.

         8.4 Any indemnification under Sections 8.1and 8.2 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because any such person has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 of this Article VIII. Such determination shall be made (1) by the board of directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         8.5 Expenses (including attorneys' fees) incurred by an officer, director, employee or agent of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that any such person is not entitled to be indemnified by the Corporation as authorized by this Article VIII.

         8.6 The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         8.7 The Corporation may but shall not be required to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this
Article VIII.

         8.8 For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         8.9 For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the

Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

         8.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         8.11 This Article VIII shall be interpreted and construed to accord, as a matter of right, to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the full measure of indemnification and advancement of expenses permitted by Section 145 of the Delaware General Corporation Law.

         8.12 Any person seeking indemnification or advancement of expenses by virtue of such person being or having been a director, officer, employee or agent of the Corporation may seek to enforce the provisions of this Article VIII by an action in law or equity in any court of the United States or any state or political subdivision thereof having jurisdiction of the parties. Without limitation of the foregoing, it is specifically recognized that remedies available at law may not be adequate if the effect thereof is to impose delay on the immediate realization by any such person of the rights conferred by this
Article VIII. Any costs incurred by any person in enforcing the provisions of this Article VIII shall be an indemnifiable expense in the same manner and to the same extent as other indemnifiable expenses under this Article VIII.

         8.13 No amendment, modification or repeal of this Article VIII shall have the effect of or be construed to limit or adversely affect any claim to indemnification or advancement of expenses made by any person who is or was a director, officer, employee or agent of the Corporation with respect to any statement of facts that existed prior to the date of such amendment, modification or repeal. Accordingly, any amendment, modification or repeal of this Article VIII shall be deemed to have prospective application only and shall not be applied retroactively.

                                   ARTICLE IX.

                                BYLAW AMENDMENTS

         9.1 Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of

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

such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the board of directors may by majority vote of those present at any meeting at which a quorum is present amend these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation, except that Sections 3.1, 3.2, 3.3 and 3.13 of Article III and Articles IX and X of the Bylaws may be amended only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE X.

                               STOCKHOLDER ACTION

         10.1 Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders, except that an amendment to the Certificate of Incorporation of the Corporation in order to change the name of the Corporation may be approved without a meeting, by consent in writing of the holders of the outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to approve such amendment at a meeting at which all shares entitled to vote thereon were present and voted pursuant to the provisions of Section 228 of the Delaware General Corporation Law. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preferences over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the board of directors pursuant to a resolution approved by a majority of the entire board of directors.

         I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of BILLING CONCEPTS CORP., a Delaware corporation, as in effect on the date hereof.

         WITNESS my hand and seal of the Corporation.




Dated: February 26, 1998               /s/ W. Audie Long
      ------------------------         ------------------------------------
                                       SECRETARY of
                                       BILLING CONCEPTS CORP.



(SEAL)

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